UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2009

ATS Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 766-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On June 26, 2009, ATS Corporation ("ATS" or the "Company") was awarded approximately $3.76 million from the outcome of the ad hoc arbitration that resulted from the Company asserting claims against the former principal owners of the Company as well as the counterclaims asserted by the former principal owners against the Company.  Both the claim and counterclaims were based on the stock purchase agreement governing the transaction in which the Company (then Federal Services Acquisition Corporation) acquired Advanced Technology Systems, Inc. ("ATSI").  Throughout its course, this arbitration process has been appropriately disclosed in our securities filings under "legal proceedings."

Our other previously-disclosed legal proceeding related to the ATSI transaction, Maximus, Inc. vs. ATSI, is still pending in the Connecticut Superior Court, Complex Litigation Docket, pursuant to which the Company has asserted additional indemnification claims against the former principal shareholders of ATSI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      June 30, 2009

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer